Exhibit 99.(C)(2)

Project Oasis 0 Project Oasis

Project Oasis 1 ▪ This presentation was prepared on a confidential basis exclusively for the benefit and use of the Special Committee of the Board of Directors of “Oasis” (the “Company”) in connection with its consideration of the proposed transaction described herein. This presentation is subject to the assumptions, qualifications and limitations set forth herein and in the form of our fairness opinion letter. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Needham & Company, LLC. It is not a recommendation as to how any Committee member should vote, and does not carry any right of publication or disclosure. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of Needham & Company, LLC. ▪ The information contained in this material was obtained from the Company and other sources. Any financial estimates and projections contained herein have been prepared by management or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not be correct, and we have assumed that such estimates and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management or represent reasonable estimates. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. This material was not prepared for use by readers not as familiar with the business and affairs of the Company as the Special Committee of the Board of Directors and, accordingly, Needham & Company, LLC takes no responsibility for the accompanying material when used by persons other than the Board of Directors of the Company. ▪ Nothing contained herein should be construed as tax, accounting or legal advice. Presentation Basis

Project Oasis 2 Pursuant to our engagement by Oasis on March 25, 2022, Needham & Company has: ▪ Reviewed the Execution Version of the Agreement and Plan of Merger dated September 30, 2022; ▪ Reviewed certain publicly available information concerning the Company and certain other relevant financial and operating data of the Company furnished to us by the Company; ▪ Reviewed the historical stock prices and trading volumes for the Company’s American Depositary Shares (ADSs); ▪ Held discussions with members of management of the Company concerning the current operations of and future business prospects for the Company; ▪ Reviewed certain financial forecasts with respect to the Company prepared by the management of the Company and held discussions with members of such management concerning those forecasts; ▪ Reviewed certain research analyst projections with respect to the Company and held discussions with members of management of the Company concerning those forecasts; ▪ Compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed generally relevant to similar data for the Company; ▪ Reviewed the financial terms of certain business combinations that we deemed generally relevant; and ▪ Reviewed such other financial studies and analyses and considered such other matters as we have deemed appropriate. These analyses were prepared solely based on information that was provided by Oasis management, or that was obtained from publicly available sources. Introduction

Project Oasis 3 Table of Contents Section 1 Process Summary Section 2 Transaction Summary Section 3 Oasis Financial Summary Section 4 Historical Trading Activity Section 5 Public Companies Valuation Analysis Section 6 M&A Transactions Analysis Section 7 M&A Transaction Premiums Analysis Section 8 Illustrative Discounted Cash Flow Analysis

Project Oasis 4 Process Summary

Process Summary

- Oasis issued a press release on March 18, 2022 announcing the receipt of FNOF's unsolicited preliminary non-binding proposal to acquire the Company
- Oasis issued a press release on March 25, 2022 announcing the engagement of Needham & Company and the appointment of the Special Committee to evaluate the previously announced non-binding proposal
- Needham & Company began a market check for Oasis on April 11, 2022
- Oasis issued a press release on May 20, 2022 announcing the receipt of an updated preliminary non-binding proposal from FNOF that included management participation in the transaction
- Oasis issued a press release on September 19, 2022 announcing the receipt of a revised preliminary non-binding proposal from FNOF that reflected a reduction in the purchase price

26

Alpha & Omega	Onsemi
Analog Devices	PDSTI
CGP Investment	Power Capital
China Unicom Innovation	Power Integrations
Cirrus Logic	ROHM
Diodes	Qorvo
Forebright Capital	Semtech
Hua Capital	Shanghai HengYingYi
Infineon	Shanghai STVC Group
Littelfuse	Summitview Capital
Macom	Texas Instruments
MaxLinear	Vishay
NXP	ZGC Co-Innovation Fund

Parties Contacted

10

Cirrus Logic	MaxLinear
Diodes	NXP
Forebright Capital	PDSTI
Hua Capital	Power Integrations
Littelfuse	Summitview Capital

Follow-Up Discussions
(Needham Only)

No NDAs Executed Or Proposals Submitted

Project Oasis | 5 Needham

Project Oasis 6 Transaction Summary

Purchase Price Analysis

Transaction Overview

(USD in millions except per ADS amounts)

	Current Price [1]	FNOF Offer
Price per ADS	**$ 3.27**	**$ 5.00**
Basic ADSs Outstanding [2]	29.2	29.2
(+) Effect of Dilutive Securities [3]	0.6	1.0
Fully Diluted ADSs Outstanding	**29.8**	**30.2**
Fully Diluted Equity Value	**$ 97.5**	**$ 150.9**
(–) Cash (as of June 30, 2022) [4]	(49.5)	(49.5)
(+) Debt (as of June 30, 2022) [5]	2.9	2.9
Enterprise Value	**$ 50.9**	**$ 104.3**

Implied Transaction Multiples

(USD in millions)

	Management Case [6]			Stifel Case [7]		
	Operating	Multiple at		*Operating*	Multiple at	
Enterprise Value to:	***Metric***	**Current [1]**	**Offer**	***Metric***	**Current [1]**	**Offer**
LTM Revenue	*$ 95.3*	0.5x	1.1x	*$ 95.3*	0.5x	1.1x
2022E Revenue	*82.0*	0.6x	1.3x	*79.7*	0.6x	1.3x
2023E Revenue	*95.0*	0.5x	1.1x	*84.7*	0.6x	1.2x
LTM Adj. EBITDA [8]	*$ 15.1*	3.4x	6.9x	*$ 15.1*	3.4x	6.9x
2022E Adj. EBITDA [8]	*9.0*	5.7x	11.6x	*NA*	NA	NA
2023E Adj. EBITDA [8]	*11.2*	4.6x	9.3x	*NA*	NA	NA

Implied Transaction Premiums

(USD in actuals)

	Spot Price		Volume Weighted Average Price Over Indicated Period	
Premium (Discount) to:	**Value**	**Premium**	**Value**	**Premium**
Unaffected ADS Price [9]	$ 3.23	54.8%	NA	NA
Current ADS Price [1]	3.27	52.9%	NA	NA
30 Days Prior to Current	3.45	44.9%	3.23	54.8%
90 Days Prior to Current	3.72	34.4%	3.46	44.5%
180 Days Prior to Current	4.15	20.5%	3.62	38.1%
52 Weeks Prior to Current	6.08	(17.8)%	4.28	16.8%
52 Week High	6.67	(25.0)%	NA	NA
52 Week Low	2.98	67.8%	NA	NA

Notes:
"NA" for unavailable information or when sufficient data is unavailable
LTM figures reflect Oasis SEC filings and Company press releases
[1] Reflects market data as of September 27, 2022
[2] Reflects 1,459,298,000 ordinary shares outstanding as of September 28, 2022, converted into ADSs, where each ADS represents ownership interest in 50 ordinary shares
[3] Reflects the effects from dilutive securities as provided by Oasis management on September 28, 2022, calculated using the treasury stock method
[4] Includes cash and cash equivalents and short term investments assumed to be AFS level I and II securities
[5] Reflects pension liabilities and lease liabilities
[6] Reflects Oasis Management estimates provided on August 10, 2022
[7] Reflects Stifel equity research estimates published on July 29, 2022, sourced from FactSet Research Systems on August 31, 2022
[8] Adjusted EBITDA includes add-backs for Other Income, Stock-Based Compensation, and One-Time Expenses
[9] Reflects Oasis' ADS price as of March 18, 2022, the last market close prior to announcement of FNOF's unsolicited preliminary non-binding proposal

Project Oasis | 7 Needham

Project Oasis 8 Oasis Financial Summary

Oasis Historical and Projected Financials

Management Estimates

Oasis Management Income Statement	2021A	2022E	2023E	2024E	2025E	2026E
(USD in millions)						
Total Revenue	**$ 101.1**	**$ 82.0**	**$ 95.0**	**$ 102.6**	**$ 110.8**	**$ 119.7**
COGS	(48.2)	(39.4)	(45.6)	(48.2)	(51.0)	(55.0)
Gross Profit	**52.9**	**42.6**	**49.4**	**54.4**	**59.8**	**64.6**
Gross Margin %	*52.3%*	*52.0%*	*52.0%*	*53.0%*	*54.0%*	*54.0%*
Operating Expenses						
R&D Expense	(18.9)	(19.3)	(21.9)	(23.2)	(24.7)	(26.3)
SG&A Expense	(20.2)	(19.9)	(22.2)	(23.2)	(24.4)	(25.5)
One-Time Project Expense	-	(5.2)	-	-	-	-
Stock-Based Compensation	(1.9)	(2.3)	(2.5)	(2.5)	(2.5)	(2.5)
Total Operating Expenses	(41.0)	(46.7)	(46.6)	(49.0)	(51.6)	(54.3)
Operating Income	**11.9**	**(4.1)**	**2.8**	**5.4**	**8.3**	**10.3**
Other Income	1.2	1.1	1.2	1.5	1.7	1.9
Earnings Before Tax	13.1	(3.0)	4.0	6.9	10.0	12.2
Income Tax Expense	(1.0)	(0.9)	(1.0)	(1.0)	(1.0)	(1.3)
Net Income	**12.1**	**(3.9)**	**3.0**	**5.9**	**8.9**	**11.0**
Profit Margin %	*12.0%*	*(4.8)%*	*3.2%*	*5.8%*	*8.1%*	*9.2%*
EBIT		$ (4.1)	$ 2.8	$ 5.4	$ 8.3	$ 10.3
Depreciation & Amortization		4.4	4.6	5.2	5.7	6.2
Stock-Based Compensation		2.3	2.5	2.5	2.5	2.5
One-Time Project Expense		5.2	-	-	-	-
Other Income		1.1	1.2	1.5	1.7	1.9
Adjusted EBITDA		**$ 9.0**	**$ 11.2**	**$ 14.6**	**$ 18.2**	**$ 20.9**

Notes:
2021A figures reflect Oasis SEC filings and Company press releases
Sources: Forecasted financial metrics reflects Oasis Management estimates provided on August 10, 2022

Project Oasis | 9 Needham

Project Oasis Oasis Historical and Projected Financials Stifel Estimates Stifel Equity Research Income Statement 2021A 2022E 2023E (USD in millions) Total Revenue $ 101.1 $ 79.7 $ 84.7 COGS (48.2) (38.3) (40.5) Gross Profit 52.9 41.4 44.2 Gross Margin % 52.3% 51.9% 52.2% Total Operating Expenses (41.0) (40.0) (42.7) Operating Income 11.9 1.4 1.5 Other Income 1.2 1.1 1.0 Earnings Before Tax 13.1 2.5 2.5 Income Tax Expense (1.0) (0.9) (1.1) Net Income $ 12.1 $ 1.6 $ 1.4 Profit Margin % 12.0% 2.0% 1.7% Variance Versus Management Estimates ($) Revenue $ (2.3) $ (10.3) Gross Profit (1.2) (5.2) Operating Income 5.5 (1.3) Net Income 5.5 (1.6) Variance Versus Management Estimates (%) Revenue (2.8%) (10.8%) Gross Profit (2.9%) (10.5%) Operating Income NM (47.0%) Net Income NM (53.8%) 10 Notes: 2021A figures reflect Oasis SEC filings and Company press releases Sources: Forecasted financial metrics reflects Stifel equity research estimates published on July 29, 2022, sourced from FactSet Research Systems on August 31, 2022 “NM” for percentages that are less than (100.0%) or exceed 100.0%

Project Oasis 11 Historical Trading Activity

Project Oasis 12 Oasis Historical Trading Activity LTM Oasis ADS Price Performance LTM Oasis ADS Price Performance FNOF Offer: $5.00 Notes: Source: FactSet Research Systems as of September 27, 2022

Project Oasis 13 Historical Trading Activity LTM Indexed Stock Price Performance Press release announcing FNOF’s unsolicited preliminary non - binding proposal letter LTM Indexed Stock Price Performance Notes: Oasis indexed price performance reflects the Company’s publicly listed ADSs Selected Power Semiconductor Companies include: Alpha & Omega, Diodes, Renesas, and Vishay Source: FactSet Research Systems as of September 27, 2022

Project Oasis 14 Historical Trading Activity Indexed Stock Price Performance Since Oasis’ Last Unaffected Trading Date on March 18, 2022 Indexed Stock Price Performance Since Oasis’ Last Unaffected Trading Date on March 18, 2022 Notes: Oasis indexed price performance reflects the Company’s publicly listed ADSs Reflects Oasis’ historical ADS trading activity as of March 18, 2022, the last market close prior to announcement of FNOF’s unsolicited preliminary non - binding proposal Selected Power Semiconductor Companies include: Alpha & Omega, Diodes, Renesas, and Vishay Source: FactSet Research Systems as of September 27, 2022

Project Oasis 15 Reflects 1,459,298,000 ordinary shares outstanding as of September 28, 2022, converted into ADSs, where each ADS represents ownership interest in 50 ordinary shares Reflects the effects from dilutive securities as provided by Oasis management on September 28, 2022, calculated using the treasury stock method Reflects Oasis’ historical ADS trading activity through March 18, 2022, the last market close prior to announcement of FNOF’s unsolicited preliminary non - binding proposal Source: FactSet Research Systems as of March 18, 2022 » 115.1M ADSs traded, represents 386% of fully diluted ADSs outstanding » 142.9M ADSs traded, represents 480% of fully diluted ADSs outstanding Notes: Oasis Historical Trading Activity Oasis ADS Price and Trading Volume Through March 18, 2022 VWAP: $5.81 Offer: $5.00 Five Years Two Years One Year Six Months VWAP: $4.71 Offer: $5.00 » 18.4M ADSs traded, represents 62% of fully diluted ADSs outstanding VWAP: $5.98 Offer: $5.00 » 39.1M ADSs traded, represents 131% of fully diluted ADSs outstanding VWAP: $6.44 Offer: $5.00

Project Oasis 16 Public Companies Valuation Analysis

Public Companies Analysis

Company / Category *(Calendar year end, USD in millions except per share amounts)*	Market and Valuation Data			Multiples Data									Growth and Profitability		
				Enterprise Value /									LTM Margins		Revenue
				Revenue			Adj. EBITDA			Price / EPS				Adj.	Growth
Company	9/27/2022 Price	Fully Diluted Equity Value	Enterprise Value	LTM	2022E	2023E	LTM	2022E	2023E	LTM	2022E	2023E	Gross	EBITDA	'22-'23
Power Semiconductor Companies															
Alpha and Omega Semiconductor Limited	$ 32.03	$ 887	$ 670	0.9x	0.8x	0.8x	3.8x	3.8x	3.4x	7.5x	7.0x	6.9x	35.2%	22.9%	7.9%
Diodes Incorporated	64.28	2,924	2,969	1.5x	1.5x	1.4x	5.4x	5.9x	5.6x	9.5x	9.0x	8.9x	40.0%	28.3%	3.0%
Renesas Electronics Corporation	8.44	15,123	20,180	1.8x	2.0x	2.0x	4.3x	4.7x	4.8x	7.2x	6.9x	6.9x	57.2%	42.9%	(1.3)%
Vishay Intertechnology, Inc.	18.04	2,576	2,511	0.7x	0.8x	0.7x	3.5x	3.3x	3.7x	6.5x	6.1x	7.0x	29.1%	21.0%	7.6%
75th Percentile				**1.8x**	**1.9x**	**1.9x**	**5.1x**	**5.6x**	**5.4x**	**9.0x**	**8.5x**	**8.4x**	**52.9%**	**39.2%**	**7.8%**
Mean				**1.2x**	**1.3x**	**1.2x**	**4.2x**	**4.4x**	**4.4x**	**7.6x**	**7.3x**	**7.4x**	**40.4%**	**28.8%**	**4.3%**
Median				**1.2x**	**1.2x**	**1.1x**	**4.0x**	**4.2x**	**4.3x**	**7.3x**	**7.0x**	**6.9x**	**37.6%**	**25.6%**	**5.3%**
25th Percentile				**0.8x**	**0.8x**	**0.7x**	**3.6x**	**3.5x**	**3.5x**	**6.6x**	**6.3x**	**6.9x**	**30.6%**	**21.5%**	**(0.2)%**
Oasis at Unaffected (Management Est.) [1][2]	**$ 3.23**	**$ 96**	**$ 50**	**0.5x**	**0.6x**	**0.5x**	**3.3x**	**5.5x**	**4.4x**	**10.3x**	**NM**	**32.2x**	**52.9%**	**15.9%**	**15.9%**
Oasis at Unaffected (Stifel Est.) [1][2]	**$ 3.23**	**$ 96**	**$ 50**	**0.5x**	**0.6x**	**0.6x**	**3.3x**	**NA**	**NA**	**10.3x**	**NM**	**NM**	**52.9%**	**15.9%**	**6.3%**
Oasis at Current (Management Est.) [1]	**$ 3.27**	**$ 97**	**$ 51**	**0.5x**	**0.6x**	**0.5x**	**3.4x**	**5.7x**	**4.6x**	**10.4x**	**NM**	**32.6x**	**52.9%**	**15.9%**	**15.9%**
Oasis at Current (Stifel Est.) [1]	**$ 3.27**	**$ 97**	**$ 51**	**0.5x**	**0.6x**	**0.6x**	**3.4x**	**NA**	**NA**	**10.4x**	**NM**	**NM**	**52.9%**	**15.9%**	**6.3%**
Oasis at FNOF Offer (Management Est.) [1]	**$ 5.00**	**$ 151**	**$ 104**	**1.1x**	**1.3x**	**1.1x**	**6.9x**	**11.6x**	**9.3x**	**15.9x**	**NM**	**49.8x**	**52.9%**	**15.9%**	**15.9%**
Oasis at FNOF Offer (Stifel Est.) [1]	**$ 5.00**	**$ 151**	**$ 104**	**1.1x**	**1.3x**	**1.2x**	**6.9x**	**NA**	**NA**	**15.9x**	**NM**	**NM**	**52.9%**	**15.9%**	**6.3%**

Notes:
Sources: SEC filings, Company press releases, FactSet Financial Research, Thomson Reuters
Market statistics reflect information as of September 27, 2022
LTM Gross Profit and Net Income figures reflect non-GAAP metrics and deduct One-Time Gains and add back the effects of Stock-Based Compensation and One-Time Expenses
LTM Adjusted EBITDA includes add-backs for Other Income, Stock-Based Compensation, and One-Time Expenses
Equity value reflects 1,459,298,000 ordinary shares outstanding as of September 28, 2022 converted into ADSs, as well as the effects from dilutive securities, as provided by Oasis management on September 28, 2022, calculated using the treasury stock method
Enterprise value calculated as equity value plus preferred stock, minority interest, operating or capital leases, unfunded pension obligations, and book value of interest bearing securities less cash and cash equivalents, AFS level I/II securities
All figures in USD converted at spot rate on report date for balance sheet figures and average period exchange rates for income statement and cash flow statement figures
"NM" for multiples that are below zero or exceed 50.0x or growth rates that exceed 100.0%; "NA" for unavailable information or when sufficient data is unavailable
[1] Oasis LTM and forecasted EBITDA include add-backs for Other Income, Stock-Based Compensation, and One-Time Expenses
[2] Reflects Oasis' ADS price as of March 18, 2022, the last market close prior to announcement of FNOF's unsolicited preliminary non-binding proposal

Project Oasis | 17 Needham

Project Oasis 18 Valuation Considerations Illustrative Trends of Forecasted Revenue Growth to EBITDA Margin Illustrative Trends of 2021 - 2022 Revenue Growth to LTM EBITDA Margin 50.0% 40.0% 30.0% 20.0% 10.0% 0.0% (25.0%) (20.0%) (15.0%) (10.0%) 10.0% 15.0% 20.0% 25.0% LTM EBITDA Margin Power Semiconductor Companies (5.0%) 0.0% 5.0% 2021 - 2022 Revenue Growth Oasis at FNOF Offer (Management Est.) Oasis at FNOF Offer (Stifel Est.) [1] Illustrative Trends of 2022 - 2023 Revenue Growth to 2023E EBITDA Margin 50.0% 40.0% 30.0% 20.0% 10.0% 0.0% (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% 2023E EBITDA Margin Power Semiconductor Companies 2022 - 2023 Revenue Growth Oasis at FNOF Offer (Management Est.) Oasis at FNOF Offer (Stifel Est.) [1] Notes: Sources: SEC filings, Company press releases, FactSet Financial Research, Thomson Reuters Market statistics reflect information as of September 27, 2022 LTM EBITDA includes add - backs for Other Income, Stock - Based Compensation, and One - Time Expenses Oasis 2023E EBITDA includes add - backs for Other Income, Stock - Based Compensation, and One - Time Expenses [1] 2023E EBITDA Margin reflects Oasis management estimates as Stifel forecasted EBITDA not available

Project Oasis 19 Valuation Considerations Impact of Growth on Valuation Multiples Illustrative Trends of 2021 - 2022 Revenue Growth to 2022E Revenue Multiple 2.5x 2.0x 1.5x 1.0x 0.5x - (25.0%) (20.0%) (15.0%) EV / 2022E Revenue Illustrative Trends of 2022 - 2023 Revenue Growth to 2023E Revenue Multiple 2.5x 2.0x 1.5x 1.0x 0.5x - (4.0%) (2.0%) 0.0% 2.0% 10.0% 12.0% 14.0% 16.0% 18.0% EV / 2023E Revenue Power Semiconductor Companies 4.0% 6.0% 8.0% 2022 - 2023 Revenue Growth Oasis at FNOF Offer (Management Est.) Oasis at FNOF Offer (Stifel Est.) [1] Notes: Sources: SEC filings, Company press releases, FactSet Financial Research, Thomson Reuters Market statistics reflect information as of September 27, 2022 Enterprise value calculated as equity value plus preferred stock, minority interest, operating or capital leases, unfunded pension obligations, and book value of interest bearing securities less cash and cash equivalents and AFS level I and II securities

Project Oasis 20 Valuation Considerations Impact of Profitability on Valuation Multiples Illustrative Trends of 2023E EBITDA Margin to 2023E EBITDA Multiple Notes: Sources: SEC filings, Company press releases, FactSet Financial Research, Thomson Reuters Market statistics reflect information as of September 27, 2022 Enterprise value calculated as equity value plus preferred stock, minority interest, operating or capital leases, unfunded pension obligations, and book value of interest bearing securities less cash and cash equivalents and AFS level I and II securities Oasis EBITDA includes add - backs for Other Income, Stock - Based Compensation, and One - Time Expenses Excludes Oasis at FNOF Offer (Stifel Est.) as Stifel forecasted EBITDA not available

Project Oasis 21 M&A Transactions Analysis

M&A Transactions Analysis

Public U.S. Semiconductor M&A Transactions with Equity Value Below $500M Completed Since January 1, 2018

Public U.S. Semiconductor M&A Transactions with Equity Value Below $500M Completed Since January 1, 2018

(USD in millions)

Announce Date	Close Date	Acquirer Company	Target Company	Equity Value	Enterprise Value	EV / LTM Revenue	EV / LTM Adj. EBITDA	EV / NTM [1] Revenue	EV / NTM [1] EBITDA	LTM Revenue Growth	LTM Adj. EBITDA Margins	NTM [1] Revenue Growth [2]	NTM [1] EBITDA Margins	Transaction Value Premiums [4] 1-Day
8/8/19	11/30/20	Diodes, Inc	Lite-On Semiconductor Corp	$ 465	$ 514	1.3x	5.8x	NA	NA	(10.5)%	22.1%	NA	NA	34.4%
✸ 2/20/20	6/29/20	Dialog Semiconductor Plc	Adesto Technologies Corporation	397	438	3.7x	NM	3.0x	22.3x	41.5%	7.4%	24.4%	13.4%	57.1%
10/31/19	1/16/20	Lantronix, Inc	Intrinsyc Technologies Corporation	26	24	0.9x	20.8x	0.8x	9.3x	(1.9)%	4.6%	16.7%	8.7%	24.1%
✸ 5/6/19	9/19/19	Marvell Technology Group Ltd.	Aquantia Corp.	485	430	3.9x	NM	4.4x	NM	1.3%	(6.5)%	(11.4)%	(28.9)%	38.6%
✸ 6/29/18	9/14/18	Adesto Technologies Corp.	Echelon Corp.	39	20	0.6x	NM	NA	NA	1.1%	(8.5)%	NA	NA	104.3%
75th Percentile						**3.8x**	**NA**	**4.4x**	**NA**	**21.4%**	**14.7%**	**24.4%**	**13.4%**	**80.7%**
Mean						**2.1x**	**13.3x**	**2.7x**	**15.8x**	**6.3%**	**3.8%**	**9.9%**	**(2.3)%**	**51.7%**
Median						**1.3x**	**13.3x**	**3.0x**	**15.8x**	**1.1%**	**4.6%**	**16.7%**	**8.7%**	**38.6%**
25th Percentile						**0.8x**	**NA**	**0.8x**	**NA**	**(6.2)%**	**(7.5)%**	**(11.4)%**	**(28.9)%**	**29.3%**
Oasis at FNOF Offer (Management Est.) [3]				**$ 151**	**$ 104**	**1.1x**	**6.9x**	**1.3x**	**11.6x**	**0.4%**	**15.9%**	**(14.0)%**	**11.0%**	**54.8%**
Oasis at FNOF Offer (Stifel Est.) [3]				**$ 151**	**$ 104**	**1.1x**	**6.9x**	**1.3x**	**NA**	**0.4%**	**15.9%**	**(16.4)%**	**NA**	**54.8%**

- ✸ Denotes transactions with a competitive bidding process:
  - These transactions were characterized by the target company receiving at least two IOIs from interested parties following customary due diligence
  - As part of the sale process, the target company was able to negotiate higher acquisition prices per share as a result of a competitive bidding process

Notes:
Source: SEC filings, Company press releases, FactSet Financial Research, Thomson Reuters
Oasis EBITDA figures include add-backs for Other Income, Stock-Based Compensation, and One-Time Expenses
LTM Adjusted EBITDA figures include add-backs for Other Income, Stock-Based Compensation, and One-Time Expenses
LTM financials reflect the trailing twelve months prior to transaction announcement
LTM revenue growth reflects growth of the trailing twelve months revenue as of transaction announcement over the prior LTM period
"NM" for multiples that are less than zero or exceed 50.0x; "NA" for unavailable information or when sufficient data is unavailable
[1] NTM figures reflect projected next twelve months financial results from the latest available equity research reports published prior to transaction announcement
[2] NTM revenue growth reflects growth of the projected next twelve months revenue over the LTM period
[3] NTM figures reflect FY2022 estimates
[4] Transaction Value Premiums calculated as the percentage difference of the offer price over the 1-day time periods before the last unaffected trading day of the target's stock

Project Oasis | 22 Needham

Project Oasis 23 M&A Transaction Premiums Analysis

M&A Transaction Premiums Analysis

All Cash U.S. Technology M&A Transactions Between $50M and $250M Announced Since January 1, 2020

All Cash U.S. Technology M&A Transactions with Base Equity Value Between $50M and $250M Announced Since January 1, 2020

(USD)

Announce Date	Close Date	Acquirer Company	Target Company	Offer Price	Transaction Value Premiums [1] 1-Day	5-Day	30-Day
3/14/2022	4/25/2022	Vega Consulting	Volt Information Sciences	$ 6.00	99%	99%	93%
10/7/2021	12/7/2021	Kubota Canada	AgJunction	0.59	56%	79%	54%
9/3/2021	10/29/2021	Corbett Technology Solutions	AFA Protective Systems	743.50	274%	274%	330%
8/12/2021	10/5/2021	Creation Technologies LP	IEC Electronics	15.35	47%	47%	44%
6/22/2021	9/1/2021	Constant Contact	SharpSpring	17.10	21%	25%	13%
1/4/2021	7/22/2021	ATN International	Alaska Communications Systems	3.40	(8)%	(7)%	10%
2/11/2021	4/1/2021	Centre Lane Partners	Synacor	2.20	13%	9%	50%
12/24/2020	3/4/2021	Ardian US LLC	PRGX Global	7.71	5%	16%	13%
10/2/2020	2/17/2021	Private Group	TeleNav	4.80	31%	32%	3%
9/28/2020	12/21/2020	Atlas Copco AB	Perceptron	7.00	71%	72%	63%
7/16/2020	10/1/2020	HH Global Group	InnerWorkings	3.00	97%	142%	154%
7/20/2020	8/28/2020	HelpSystems LLC	GlobalSCAPE	9.50	16%	23%	(6)%
1/20/2020	3/3/2020	IG Design Group Americas	CSS Industries	9.40	100%	107%	104%
75th Percentile					**98%**	**103%**	**98%**
Mean					**63%**	**71%**	**71%**
Median					**47%**	**47%**	**50%**
25th Percentile					**14%**	**19%**	**12%**
Oasis at FNOF Offer				**$ 5.00**	**55%**	**68%**	**20%**

Notes:
Source: FactSet Research Systems, press releases, company filings
[1] Transaction Value Premiums calculated as the percentage difference of the offer price over the 1-, 5-, and 30-day time periods before the last unaffected trading day of the target's stock

Project Oasis | 24 Needham

Project Oasis 25 Illustrative Discounted Cash Flow Analysis

Project Oasis 26 Illustrative Discounted Cash Flow Analysis Oasis Standalone Company Free Cash Flow Calculation – Management Estimates Unlevered Free Cash Flow Analysis (USD in millions) Revenue $ 38.3 $ 95.0 $ 102.6 $ 110.8 $ 119.7 Total COGS and Operating Expenses (43.7) (92.2) (97.2) (102.5) (109.3) Operating Income $ (5.4) $ 2.8 $ 5.4 $ 8.3 $ 10.3 EBIT $ (5.4) $ 2.8 $ 5.4 $ 8.3 $ 10.3 Depreciation & Amortization 2.1 4.6 5.2 5.7 6.2 Stock Based Compensation 1.2 2.5 2.5 2.5 2.5 One Time Project Expense 4.3 - - - - Other Income 0.5 1.2 1.5 1.7 1.9 Adj. EBITDA $ 2.7 $ 11.2 $ 14.6 $ 18.2 $ 20.9 EBIT $ (5.4) $ 2.8 $ 5.4 $ 8.3 $ 10.3 ( – ) Cash Taxes [1] 1.2 (0.7) (0.8) (0.9) (1.1) (+) Stock Based Compensation 1.2 2.5 2.5 2.5 2.5 (+) Depreciation & Amortization 2.1 4.6 5.2 5.7 6.2 ( – ) Capital Expenditures (0.2) (3.0) (3.0) (3.0) (3.0) (+) Decrease(Increase) in Net Working Capital 1.7 (2.5) (1.0) (1.1) (2.8) Unlevered Free Cash Flow $ 0.6 $ 3.8 $ 8.3 $ 11.5 $ 12.1 6 Months Ending 12 Months Ending 12/31/2022 12/31/2023 12/31/2024 12/31/2025 12/31/2026 Cost of Capital Calculation Cost of Equity Equity Risk Premium [2] 5.50% Raw Beta [3] 0.766 Adjusted Equity Market Risk Premium 4.21% U.S. Risk Free Rate [4] 3.97% Size Premium [5] 6.34% Implied Cost of Equity 14.52% Cost of Debt Q2'22A ($M) Cost Lease Liabilities – Current $ 1.128 2.84% Accrued Pension Liabilities 0.123 0.70% Lease Liabilities – Long - Term 1 . 637 2 . 84 % Implied Pre - Tax Weighted Average Cost of Debt [ 6 ] 2 . 75 % Marginal Tax Rate [ 7 ] 10 . 00 % Implied Cost of Debt 2 . 47 % Weighted Average Cost of Capital % of Cap. Cost Equity 97.12% 14.52% Debt 2.88% 2.47% Weighted Average Cost of Capital 14.17% Notes: Source: Oasis Management estimates 1 Cash Taxes are calculated by applying the effective tax rate for each projected period to calculated EBIT. In periods with negative EBIT, a positive tax shield is assumed 2 Reflects Kroll’s (formerly Duff & Phelps) recommended Equity Risk Premium 3 Reflects Oasis’ 5 - year raw beta as of September 27, 2022 per FactSet Research Systems 4 Reflects yield on the U.S. 10 - year treasury as of September 27, 2022 5 Reflects Kroll’s (formerly Duff & Phelps) recommended size premium for companies with market capitalizations between $127.920M and $190.440M. Size premium based on transaction equity value of $150.906M 6 Reflects the weighted average cost of Oasis' outstanding lease liabilities and accrued pension liabilities, using latest available 2020 rates [7] Reflects Oasis' marginal tax rate per management feedback

Project Oasis 27 Illustrative Discounted Cash Flow Analysis Implied Oasis Standalone Enterprise Value Calculation (Discounted to June 30, 2022) Present Value of Unlevered Free Cash Flows $24.3 $24.0 $23.7 $23.3 $23.0 Plus: Present Value of Terminal Value 4.50x $54.3 $53.2 $52.2 $51.2 $50.2 Based on multiple of FY2026E Adjusted EBITDA of $20.9M [1] 4.75x 57.3 56.2 55.1 54.0 53.0 5.00x 60.4 59.2 58.0 56.9 55.8 5.25x 63.4 62.1 60.9 59.7 58.6 5.50x 66.4 65.1 63.8 62.6 61.3 Equals: Implied Enterprise Value 4.50x $78.7 $77.3 $75.9 $74.5 $73.2 Based on multiple of FY2026E Adjusted EBITDA of $20.9M [1] 4.75x 81.7 80.2 78.8 77.4 76.0 5.00x 84.7 83.2 81.7 80.2 78.8 5.25x 87.7 86.1 84.6 83.1 81.6 5.50x 90.7 89.1 87.5 85.9 84.4 Implied Enterprise Value to Transaction Enterprise Value - Premium/(Discount) 4.50x (25)% (26)% (27)% (29)% (30)% Based on multiple of FY2026E Adjusted EBITDA of $20.9M [1] 4.75x (22)% (23)% (24)% (26)% (27)% Transaction Enterprise Value: $104.3M 5.00x (19)% (20)% (22)% (23)% (24)% 5.25x (16)% (17)% (19)% (20)% (22)% 5.50x (13)% (15)% (16)% (18)% (19)% Implied Equity Value [2] 4.50x $125.3 $123.9 $122.5 $121.1 $119.8 Based on multiple of FY2026E Adjusted EBITDA of $20.9M [1] 4.75x 128.3 126.8 125.4 124.0 122.6 5.00x 131.3 129.8 128.3 126.8 125.4 5.25x 134.3 132.7 131.2 129.7 128.2 5.50x 137.3 135.7 134.1 132.5 131.0 Implied Equity Value to Transaction Equity Value - Premium/(Discount) [2] 4.50x (17)% (18)% (19)% (20)% (21)% Based on multiple of FY2026E Adjusted EBITDA of $20.9M [1] 4.75x (15)% (16)% (17)% (18)% (19)% Transaction Equity Value: $150.9M 5.00x (13)% (14)% (15)% (16)% (17)% 5.25x (11)% (12)% (13)% (14)% (15)% 5.50x (9)% (10)% (11)% (12)% (13)% Discounted Cash Flow Analysis (USD in millions; fiscal year ending December 31) EBITDA Discount Rate Multiple 13.0% 13.5% 14.0% 14.5% 15.0% Notes: Source: Oasis Management estimates; present value of future unlevered free cash flows excludes any cash flow through June 30, 2022 Excludes deal expenses 1 Adjusted EBITDA includes adjustments for Other Income, Stock - Based Compensation, and One - Time Expenses 2 Implied Equity Value adds $49.5M of cash and deducts $2.9M of debt from Implied Enterprise Value. Metrics are as of Oasis’ June 30, 2022 balance sheet